UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2024 (September 18, 2024)

Advent Convertible and Income Fund

(Exact name of registrant as specified in its charter)

Delaware	811-21309	11-3683138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 31st Floor, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (212) 482-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	AVK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Effective September 18, 2024, Derek Medina resigned from his position as a Trustee of Advent Convertible and Income Fund (the “Fund”) due other professional commitments. Mr. Medina’s resignation was not a result of any disagreement with the Fund on any matter relating to the Fund’s operations, policies or practices. Following Mr. Medina’s resignation, the Board of Trustees of the Fund reduced the size of the Board of Trustees from eight to seven members.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT CONVERTIBLE AND INCOME FUND

Date: September 18, 2024	By:	/s/Tony Huang
	Name:	Tony Huang
	Title:	Vice President and Assistant Secretary